Exhibit 21.1

ON SEMICONDUCTOR CORPORATION

List of Subsidiaries as of February 27, 2009 (1)

SCG (Czech) Holding Corporation {Delaware}

SCG (China) Holding Corporation {Delaware}

Leshan-Phoenix Semiconductor Company Limited [JV] {Leshan, China}

SCG (Malaysia SMP) Holding Corporation {Delaware}

Semiconductor Components Industries, LLC {Delaware}

Semiconductor Components Industries of Rhode Island, Inc. {Rhode Island}

Semiconductor Components Industries International of Rhode Island, Inc. {Rhode Island}

Semiconductor Components Industries Puerto Rico, Inc. {Delaware}

SCG International Development, LLC {Delaware}

ON Semiconductor Slovakia a.s. {Slovak Republic}

SCG Malaysia Holdings Sdn. Bhd. {Malaysia}

SCG Industries Malaysia Sdn. Bhd. {Malaysia}

ON Semiconductor Technology Japan Ltd. {Japan}

ON Semiconductor Japan Ltd. {Japan}

SCG Asia Capital Pte. Ltd. {Malaysia}

SCG Czech Design Center s.r.o. {Czech Republic}

ON Semiconductor Czech Republic, s.r.o., legal successor {Czech Republic}

ON Semiconductor Hong Kong Design Limited {Hong Kong, China}

ON Semiconductor Design (Shanghai) Limited {China}

ON Semiconductor Trading Ltd. {Bermuda}

ON Semiconductor Limited {United Kingdom}

SCG Korea Ltd. {Korea}

ON Semiconductor Canada Trading Corporation {Canada}

ON Semiconductor Germany GmbH {Germany}

ON Semiconductor France SAS {France}

ON Semiconductor Italy S.r.l. {Italy}

Semiconductor Components Industries Singapore Pte Ltd {Singapore}

SCG Hong Kong SAR Limited {Hong Kong, China} [also d/b/a ON Semiconductor]

ON Semiconductor Trading (Shanghai) Limited {China}

ON Semiconductor (Shenzhen) Limited {China}

ON Semiconductor Ireland Research And Design Limited {Ireland}

AMIS Holdings, Inc. {Delaware}

AMI Semiconductor, Inc. {Delaware}

AMI Acquisition, LLC {Delaware}

Emma Mixed Signal C.V. {Netherlands}

AMI Semiconductor Netherlands BV {Netherlands}

ON Semiconductor Belgium BVBA {Belgium}

ON Semiconductor Leasing BVBA {Belgium}

ON Design Czech s.r.o. {Czech Republic}

AMI Semiconductor Switzerland S.A. {Switzerland}

ON Semiconductor Bulgaria EOOD {Bulgaria}

AMI Semiconductor UK Limited {United Kingdom}

AMI Semiconductor Israel Ltd. {Israel}

ON Semiconductor Technology Hong Kong Limited {Hong Kong, China}

AMI Semiconductor GmbH {Germany}

AMI Semiconductor Japan Co., Ltd. {Japan}

ON Semiconductor Philippines, Inc. {Philippines}

AMIS Foreign Holdings, Inc. {Delaware}

AMI Semiconductor Canada Company {Canada}

ON Semiconductor Technology Korea Limited {Korea}

Catalyst Semiconductor, Inc. {Delaware}

Catalyst Semiconductor Romania SRL {Romania}

Nippon Catalyst K.K. {Japan}

Catalyst Semiconductor International, Inc. {Delaware}

Catalyst Semiconductor (Thailand) Company Limited {Thailand}

“{ }”	Denotes jurisdiction
(1)	Listing includes only doing business names and does not include trade names.